EXHIBIT 10.10
OPTION AGREEMENT
     This Option Agreement is entered into as of the 3rd day of October, 2005 by and among Prentiss Properties Continental, L.L.C. (“Continental”) and Michael V. Prentiss.
RECITALS
     A. Continental owns a 12.5% undivided interest (the “Interest”) in a Challenger 300, Serial Number 20036, FAA Registration Number N516FX (the “Aircraft”) through Bombardier Aerospace Corporation (“FlexJet”), pursuant to that certain Purchase Agreement between FlexJet and Continental dated March 15, 2005 and Management Agreement between FlexJet and Continental dated March 15, 2005 (collectively, the “FlexJet Agreements”).
     B. Continental desires to grant Mr. Prentiss an Option (as hereinafter defined), subject to the terms of this Option Agreement, to purchase the Interest.
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Continental and Mr. Prentiss hereby agree as follows:
1. Option. Continental hereby grants Mr. Prentiss a non-transferable and irrevocable option (the “Option”) to acquire, subject to the terms, conditions and delivery obligations set forth herein, all right, title and interest in the Interest.
2. Exercise.
     a. Mr. Prentiss may exercise the Option at any time on or before three years after the date of the earlier to occur of Mr. Prentiss’ death, disability, or termination of his employment with Prentiss Properties Trust as Chairman of the Board without “Cause” or after a “Change of Control” as such terms are defined in the Third Amended and Restated Employment Agreement, dated as of January 1, 2004, as amended, between Prentiss Properties Trust and Mr. Prentiss. The date when the Option is exercised is herein called the “Exercise Date.” The Option may be exercised by the delivery of written notice (the “Exercise Notice”) to Continental prior to the expiration of the Option.
     b. The closing of the transaction contemplated hereby (the “Closing”) shall take place within ten days after the delivery of the Exercise Notice to Continental. The date of the Closing is herein referred to as the “Closing Date.”
3. Conditions to Closing.
     a. Continental’s obligation to consummate the transactions contemplated to occur on the Closing Date is subject to the satisfaction or waiver by Continental of each condition precedent listed below.
         i. Delivery of a certificate to Continental, executed by Mr. Prentiss, dated the Closing Date, certifying as to the representations and warranties of Mr. Prentiss under this Option Agreement being true, complete and correct in all material respects as of the Closing Date and the performance in all material respects of all agreements and covenants contained herein required to be performed by Mr. Prentiss on or prior to the Closing Date;
         ii. Receipt by Continental of $100,000 (the “Exercise Price”) from Mr. Prentiss; and
         iii. Receipt by Continental of consent for the transfer of the Interest from FlexJet if required by Flexjet.
     b. Mr. Prentiss’ obligation to consummate the transactions contemplated to occur on the Closing Date is subject to the satisfaction or waiver by Mr. Prentiss of each condition precedent listed below.
         i. Delivery of a certificate to Mr. Prentiss, executed by an officer of Continental, dated the Closing Date, certifying as to the representations and warranties of Continental under this Option Agreement being true, complete and correct in all material respects as of the Exercise Date and the performance in all material respects of all agreements and covenants contained herein required to be performed by Continental on or prior to the Closing Date;
         ii. Receipt by Mr. Prentiss of the Interest and all documents, duly authorized, executed and delivered, necessary to deliver unencumbered title in the Interest to Mr. Prentiss;
         iii. Mr. Prentiss shall have received consent for the transfer of the Interest from FlexJet; and
         iv. The terms of the FlexJet Agreements have not been materially and adversely amended in connection with the transfer of the Interest.
     c. The obligations of Continental and Mr. Prentiss are each subject to the satisfaction of each condition listed below.
         i. No governmental body, arbitrator or mediator shall have issued an order, injunction, judgment, decree, ruling or assessment that shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby nor shall any order, injunction, judgment, decree, ruling or assessment be pending or, to either party’s knowledge, threatened.
         ii. The transactions contemplated by this Option Agreement shall not be in contravention of any applicable law, order or judgment.
         iii. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental authority or of or with any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made to the extent required on or before the date hereof and, when made, shall be in full force and effect.

4. Representations and Warranties.
     a. Continental represents and warrants to Mr. Prentiss as of the date hereof and as of the Closing Date as follows:
         i. Ownership. Continental is the owner of the Interest free and clear of all liens, security interests, pledges, claims, liabilities and restrictions of any nature whatsoever. On the Exercise Date, Mr. Prentiss will acquire good and marketable title to the Interest from Continental free and clear of any liens, security interests, encumbrances and restrictions of any nature whatsoever, except for restrictions imposed by the FlexJet Agreements.
         ii. Organization. Continental is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is in good standing. Continental has all corporate power and authority to execute, deliver and perform its obligations under this Option Agreement.
         iii. Authorization. This Option Agreement has been duly authorized, executed and delivered by Continental and is a valid and binding obligation of Continental enforceable against Continental in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in law or in equity).
         iv. No Conflicts. The execution, delivery and performance of this Option Agreement and the consummation of the transactions contemplated by this Option Agreement do not and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under (a) Continental’s certificate of organization or limited liability company agreement (each as amended to date and presently in effect), (b) any agreement or other instrument to which Continental is a party or by which it or any of its properties is bound and which conflict, breach or default would have a material adverse effect upon Continental, its assets, properties, business or condition (financial or otherwise) or (c) any decree, judgment, order, statute, rule or regulation applicable to Continental.
         v. No Consents. No consent, approval, order, authorization or waiver from, notice to or declaration, registration or filing with any governmental authority or any other person is necessary in connection with the execution, delivery and performance by Continental of this Option Agreement or the consummation of the transactions contemplated hereby other than the consent of FlexJet.
         vi. Condition. To the knowledge of Continental, the Aircraft is in good working order and repair and have a valid Certificate of Airworthiness issued by the Federal Aviation Administration with all airworthiness directives and inspections current.
         vii. No Defaults. To the knowledge of Continental, no defaults of FlexJet or conditions which, with the passage of time or giving of notice or both, would constitute defaults of FlexJet exist under the FlexJet Agreements.
         viii. Inspection. To the knowledge of Continental, the Aircraft will have been inspected and maintained within the preceding 12 month period (or such shorter period to the extent the Aircraft is less than 12 months old) in accordance with the provisions of FAR Part 91, with all applicable requirements for maintenance and inspection thereunder complied with.
     b. Mr. Prentiss represents and warrants to Continental as of the date hereof and as of the Closing Date as follows:
         i. Enforceability. This Option Agreement has been executed and delivered by Mr. Prentiss and is a valid and binding obligation of Mr. Prentiss enforceable against Mr. Prentiss in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in law or in equity).
         ii. No Conflicts. The execution, delivery and performance of this Option Agreement and the consummation of the transactions contemplated by this Option Agreement do not and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under (a) any agreement or other instrument to which Mr. Prentiss is a party or by which he or any of his properties is bound and which conflict, breach or default would have a material adverse effect upon Mr. Prentiss, his assets, properties, business or condition (financial or otherwise) or (c) any decree, judgment, order, statute, rule or regulation applicable to Mr. Prentiss.
         iii. No Consents. No consent, approval, order, authorization or waiver from, notice to or declaration, registration or filing with any governmental authority or any other person is necessary in connection with the execution, delivery and performance by Mr. Prentiss of this Option Agreement or the consummation of the transactions contemplated hereby.
5. Miscellaneous.
     a. Assignment. Neither this Option Agreement nor the Option may be assigned without the prior written consent of Mr. Prentiss.
     b. Expenses. Continental and Mr. Prentiss shall each pay their own fees and expenses incurred in connection with this Option Agreement and the transactions contemplated hereby.
     c. Specific Performance. Each party hereto acknowledges and agrees that the other party hereto would be irreparably damaged if any provision of this Option Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party hereto agrees that the other party hereto will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Option Agreement and to specifically enforce this Option Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties in the matter subject to Section 5.e. hereof, in addition to any other remedy to which they may be entitled, at law or in equity.
     d. Further Assurances. Each of Continental and Mr. Prentiss agrees to take such actions and execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Option Agreement and the consummation of the transactions contemplated hereby.

     e. Submission to Jurisdiction; Consent to Service of Process.
         i. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of Dallas, State of Texas, over any dispute arising out of or relating to this Option Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
         ii. Each of the parties hereto hereby consents to process being served by any party to this Option Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 5.f. hereof.
     f. Notices. Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Option Agreement will be in writing and will be effective and deemed given under this Option Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five (5) days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:

If to Michael V. Prentiss

5006 Seneca Drive
Dallas, Texas 75209
Phone: (214) 350-3011

If to Continental:

3890 West Northwest Highway, Suite 400
Dallas, Texas 75220
Phone: (214) 761-1440
     Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the other parties hereto.
     g. Governing Law. This Option Agreement and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.
     h. Entire Agreement. This Option Agreement, the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.
     i. Counterparts. This Option Agreement may be executed in two or more counterparts or facsimiles thereof, each of which will be deemed an original but all of which together will constitute one and the same instrument.
     j. Amendments and Waivers. This Option Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of Mr. Prentiss and Continental. No action taken pursuant to this Option Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Option Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
     k. Successors and Assigns. This Option Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.
     l. Severability. The provisions of this Option Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Option Agreement, as applied to any party or to any circumstance, is adjudged by a court, governmental body not to be enforceable in accordance with its terms, the parties hereto agree that the court, governmental body, making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.
     m. Remedies. The parties hereto shall have all remedies for breach of this Option Agreement available to them as provided by law or equity.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first written above.

Prentiss Properties Continental, LLC a Delaware limited liability company
By:	Prentiss Properties Acquisition Partners, L.P.
By: Prentiss Properties I, Inc.
its General Partner

By:	/s/ Thomas F. August
Thomas F. August
President and Chief Executive Officer

/s/ Michael V. Prentiss
Michael V. Prentiss

Option Agreement Dated October 3, 2005